Exhibit 3.7

ARTICLES OF ORGANIZATION

(Under Section 1705.94 of the Ohio Revised Code)

Limited Liability Company

The undersigned, desiring to form a limited liability company, under Chapter 1705 of the Ohio Revised Code, do hereby state the following:

FIRST: The name of said limited liability company shall be: Bright Personal Communications Services, LLC.

SECOND: This limited liability company shall exist until dissolved as provided in the Operating Agreement.

THIRD: The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is:

P.O. Box 2038 (Anglaize County)

13888 County Road 25A

Wapakoneta, Ohio 45895

Provisions attached hereto are incorporated herein and made a part of these articles of organization.

FOURTH: Purpose (optional)

The purposes for which this limited liability company is formed are (i) to provide wireless communications services, (ii) to engage in any business or activity for which limited liability companies may be formed under Sections 1705.01 to 1705.58, inclusive, of the Ohio Revised Code, and (iii) to engage in all activities related or incidental thereto or necessary in connection therewith.

IN WITNESS WHEREOF, the undersigned has hereunto subscribed its name this 23 day of September, 1999.

Com Net Inc.,
an Ohio corporation

By:	/s/ Mark J. Rekers
Mark J. Rekers
Its: Chief Executive Officer

ORIGINAL APPOINTMENT OF AGENT

(for limited liability company)

The undersigned, being an authorized member of Bright Personal Communications Services, LLC, hereby appoints David W. Frey to be the agent upon whom any process, notice or demand required or permitted by statute to be served upon the limited liability company may be served. The complete address of the agent is:

David W. Frey

P. O. Box 2038 (Anglaize County)

13888 County Road 25A

Wapakoneta, Ohio 45895

ComNet Inc,
an Ohio corporation (member)

By:	/s/ Mark J. Rekers
Mark J. Rekers
Its: Chief Executive Officer

ACCEPTANCE OF APPOINTMENT

The undersigned, named herein as the statutory agent for Bright Personal Communications Services, LLC, hereby acknowledges and accepts the foregoing appointment as the original statutory agent for said limited liability company.

Date:	9/23/99	/s/ David W. Frey
David W. Frey (Agent’s signature)